EXHIBIT 23.1

Consent of BDO Seidman, LLP

Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2005 Equity Incentive Plan of Nanometrics Incorporated, of our reports dated March 14, 2007, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Nanometrics Incorporated’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006.

/s/ BDO Seidman, LLP

San Francisco, California

February 19, 2008